UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 264-2208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2023, Volta Inc., a Delaware corporation (“Volta”), entered into a forbearance agreement and eleventh amendment to loan agreement (the “Forbearance Agreement”) with EICF Agent LLC (“EICF”) and certain lenders, pursuant to which (i) EICF and the lenders agreed to forbear from exercising their default-related rights and remedies with respect to the certain defaults under Volta’s existing term loan, guarantee and security agreement with EICF (the “Senior Loan Agreement”), and (ii) the Senior Loan Agreement was amended to implement terms related to the incurrence of certain additional secured subordinated indebtedness with Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Subordinated Agent”) and other terms agreed to under an intercreditor agreement made between Volta, EICF and the Subordinated Agent. The foregoing summary description of the Forbearance Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Forbearance Agreement and Eleventh Amendment to Loan Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit (indicated by asterisks) have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTA INC.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: January 23, 2023

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